Exhibit 99.1
Portable People Meter Update August 2007 report release September 12, 2007

Forward Looking Statements Statements made in this presentation that are not historical in nature, particularly regarding expected performance in 2007 and future years, are forward-looking statements. These forward-looking statements are based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward- looking statements. Important factors known by the company that could cause such material differences are discussed from time to time in Arbitron's filings with the Securities and Exchange Commission, including in particular the risk factors discussed under the caption "ITEM 1A - Risk Factors" in our Annual Report on Form 10-K.

On the call from Arbitron Pierre Bouvard President of Sales and Marketing Jay Guyther Senior Vice President of Ratings Services Bob Patchen Senior Vice President, Chief Research Officer

On the call from the Radio Advisory Council Steve Sinicropi Council Chairman Vice President & General Manager WHZT-FM, Greenville (Cox Radio) Gerry Boehme Research Committee Chairman Executive Vice President Strategic Planning and IT services, KATZ Media Group

What we will cover today... Daily/Monthly sample size and quality Status of Houston and Philly sample quality initiatives Data processing quality assurance PPM sample guarantee Panel build status: New York and beyond PPM transition: what we're doing to help Using PPM summary/respondent data Questions and answers

Why Current Sample Delivery Is Under Target To improve in-tab we removed poor responders at a more rapid pace It has taken longer than expected to replace the panelists we removed Compounded by impact of panelist summer vacations We expect to return to full panel sample sizes by end of September (Philadelphia) and early October (Houston)

Average Daily Sample Size, by Month (Persons 6+) Houston (1,361 target) Houston (1,361 target) Philadelphia (1,530 target) Philadelphia (1,530 target) Actual vs. target Actual vs. target August 1,185 -176 1,387 -143 July 1,168 -193 1,351 -179 June 1,219 -142 1,411 -119 May 1,278 -83 1,476 -54 April 1,258 -103 1,541 11 March 1,276 -85 1,556 26 Feb. 1,297 -64 1,484 -46 Jan. 1,168 -193 1,541 11 8/23-8/29

In-Tab Sample Size, by Demo and Race/Ethnicity Houston Houston Houston Houston Aug 2007 Aug 2007 Avg. Daily In-tab Target Avg. Daily In-tab Actual DDI* Total Month In-Tab P6+ P6+ 1,361 1,185 87 1,885 P18+ P18+ 1,084 939 87 1,666 P18-34 P18-34 368 290 79 511 P25-54 P25-54 660 602 91 945 Black Black 225 228 101 388 Hispanic Hispanic 429 363 85 595 Other Other 708 594 84 902 *Designated Delivery Index: DDI = (actual/target)*100

In-Tab Sample Size, by Demo and Race/Ethnicity Philadelphia Philadelphia Philadelphia Philadelphia Aug 2007 Aug 2007 Avg. Daily In-tab Target Avg. Daily In-tab Actual DDI* Total Month In-Tab P6+ P6+ 1,530 1,387 91 2,053 P18+ P18+ 1,256 1,188 95 1,843 P18-34 P18-34 358 199 56 353 P25-54 P25-54 690 610 88 881 Black Black 318 303 95 478 Hispanic** Hispanic** 89 55 62 93 Other Other 1,125 1,028 91 1,482 *Designated Delivery Index: DDI = (actual/target)*100 ** Small population in market

How We Will Improve Overall Sample Performance Focus on daily in-tab sample Add recruiters and support staff Install more sample for problem demos Increase in-person training visits Raise incentives for young and young black households Recruit replacements fast enough to replace low compliance households

The Houston Weekly Reissue Reissued weekly data for July 26-August 1 in Houston Records from roughly 200 panelists were not included in the sample base due a data processing error Only weekly cume ratings were affected AQH ratings and daily cumes were not affected Unacceptable error compounded by the fact that clients uncovered it instead of Arbitron Extra quality assurance added to uncover and resolve issues before data goes to clients

Sample guarantee program Enhance confidence in the currency Puts Arbitron's "skin in the game" when it comes to sample targets Meeting scheduled with Advisory Council to discuss making the guarantee meaningful Contact your Council member to share your thoughts Details to come Effective October 1, 2007

PPM Accountability and Transparency Monthly client and press teleconference to review sample performance and key findings from each market Client call scheduled on September 20th coinciding with planned New York "pre- currency" launch to detail the panel composition

PPM Accountability and Transparency Update on web site on monthly sample performance and data highlights performance and data highlights performance and data highlights

New York and beyond # of PPM Panelists in market Panel Size (9/5) Install Target New York (total) 5,359 5,170 New York without embedded 2,873 2,805 Nassau-Suffolk (embedded) 1,539 1,440 Middlesex-Somerset (embedded) 947 925 Los Angeles 2,536 3,270 Riverside 1,013 1,065 Chicago 2,297 2,595 San Francisco/San Jose Install begins September 2007 Install begins September 2007 Dallas Install begins November 2007 Install begins November 2007

PPM transition Ad campaign Campaign starts in AdWeek, BrandWeek and MediaWeek on Sept 17 Additional impressions in other ad trades, websites Direct mail campaign to agencies throughout Q4

PPM transition Brochure Major distribution to ad agencies beginning now Stations in all PPM markets to receive copies Wide distribution ad conventions, trade shows

PPM transition "Cummings" Group PROradio initiative

PPM: Respondent vs. Summary Data Estimates Respondent Data Used by PPM Analysis Tool Virtually unlimited days and dayparts Summary Data Used today by Tapscan and third party software Database with a fixed number of demos and dayparts

Differences between Respondent and Summary Data Estimates for non-standard dayparts Results can differ between those generated by Respondent vs. Summary data For critical analysis of non-standard dayparts use respondent level data in PPM Analysis Tool Cume, population, in-tab and other estimates may differ slightly in Summary Data vs. Respondent data Differences typically limited to: 1-2 in-tab Tenth of a rating point or few hundred persons

Differences between Respondent and Summary based software Not exclusive to PPM... also exists with diary service Affects Tapscan and third-party providers that use Summary data Coming in early 2008 Tapscan will run Respondent PPM data Arbitron will provide access to PPM respondent data to third-party providers who opt to license it

Questions and Answers To maximize the number of people who get to ask a question we will request callers to limit themselves to one question and a follow-up If your question isn't answered today Send it to your Council member Arbitron will respond to your question within 5 business after we receive it Web page for Advisory Council contacts www.arbitron.com/radio_stations/arac_members.htm